                                                                    Exhibit 99.1

[LOGO OF ATMOS ENERGY CORPORATION APPEARS HERE]     DIRECT STOCK PURCHASE PLAN

                         ENROLLMENT AUTHORIZATION FORM

     This Enrollment Authorization Form, when completed and signed, should be mailed to the Plan Administrator using the accompanying postage pre-paid envelope or to the following address: BankBoston, N.A., P.O. Box 8040, Boston, MA 02266-8040.

     Please do not sign and return this Enrollment Authorization Form unless you wish to participate in the Company's Direct Stock Purchase Plan (the "Plan"). If the card is signed and returned but no option is checked, you will automatically be enrolled in the Plan under Full Dividend Reinvestment.





           (continued and to be signed and dated on the reverse side)


[LOGO OF ATMOS ENERGY CORPORATION APPEARS HERE]     DIRECT STOCK PURCHASE PLAN

                         ENROLLMENT AUTHORIZATION FORM
                               This is not a Proxy
I hereby appoint BankBoston as my agent to receive any dividends that may hereafter become payable to me on my shares of Atmos Energy Corporation common stock and to apply such dividends and any Voluntary Cash Investments made by me to the purchase of full and fractional shares of Atmos Energy Corporation common stock.

     Check One Box Only.
[_]  Full Dividend Reinvestment.          [_] Partial Dividend Reinvestment.               [_]  Voluntary Cash Only.
     I wish to reinvest all dividends for     I wish to receive cash dividends on               I wish to make Voluntary
     this account.                            ____________ shares sent to me and to reinvest    Cash Investments, and
                                              cash dividends on the rest of my shares.          understand that subsequent
     I may also make Voluntary Cash                                                             dividends paid on shares
     Investments.                             I may also make Voluntary Cash                    acquired through the Plan
                                              Investments.                                      will automatically be
                                                                                                reinvested.

I wish to make a Voluntary Cash Investment of $___________ (at least $25 but no more than $100,000 per calendar year). My check made payable to BankBoston is enclosed.


If shares are held jointly, all owners must sign. -----------------  ----------
                                                  Signature          Date

                                                  -----------------  ----------
                                                  Signature          Date